UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 16, 2009

Alabama Aircraft Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13829	84-0985295
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1943 North 50th Street Birmingham, Alabama	35212
(Address of principal executive offices)	(Zip Code)

(205) 592-0011

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2009, the Board of Directors of Alabama Aircraft Industries, Inc. (the “Company”) unanimously voted to delist its common stock, par value $0.0001 per share (the “Common Stock”), from trading on the NASDAQ Global Market (“NASDAQ”) and to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has notified NASDAQ of its intent to delist its Common Stock from trading.

The Company anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a Form 25 relating to the delisting of its Common Stock from NASDAQ on or about April 1, 2009, and that the delisting will be effective ten days thereafter. On the same day the delisting becomes effective, on or about April 11, 2009, the Company plans to file a Form 15 to deregister its Common Stock under the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company plans to continue making its annual and quarterly financial reports (including an annual audit) available to the public on its website.

A copy of the press release announcing the Company’s intention to delist and deregister its Common Stock is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of the Company, dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALABAMA AIRCRAFT INDUSTRIES, INC.

By:	/s/ Doris K. Sewell
Doris K. Sewell
Vice President, Legal and Corporate Affairs

March 18, 2009

EXHIBIT INDEX

Exhibits
99.1	Press release of the Company, dated March 18, 2009.